SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                     ------------------------

                             FORM 8-K


                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported) June 22, 1999


               Interactive Entertainment Limited
      (Exact name of registrant as specified in its charter)



    Bermuda                  0-22622               98-0170199
 (State or other     (Commission File Number)     (IRS Employer
 Jurisdiction of                                  Identification
 incorporation)                                      Number)



                         P.O. Box 241603
                     Memphis, Tennessee 38124
                          (901) 685-0200
                  (Address, including zip code,
           and telephone number, including area code,
           of registrant's principal executive offices)


ITEM 4.   Changes in Registrant's Certifying Accountant.

     On June 22, 1999, Ernst & Young LLP notified Interactive Entertainment Limited (the "Company") that they were resigning as auditor for the Company. At the time of their resignation, Ernst & Young LLP was reviewing whether certain capitalized software had been impaired at December 31, 1998 and should not continue to be carried as an asset by the Company. The results of that review, which was not complete, could have a material impact on the fairness of the presentation or reliability of financial statements covering the year ended December 31, 1998 and subsequent periods.

     The Company's audit committee did not discuss the subject matter of this issue with Ernst & Young LLP and the Company has authorized Ernst & Young LLP to respond fully to any inquiries which the successor accountants may have with respect to this issue.

     The Company is in the process of interviewing independent accountants to replace Ernst & Young LLP.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits (numbered in accordance with Item 601 of
          Regulation S-K).

          16. Letter dated June 30, 1999 from Ernst & Young LLP re disclosure in Form 8-K dated June 30, 1999.

                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INTERACTIVE ENTERTAINMENT LIMITED



June 30, 1999                 By:  /s/ Michael A. Irwin
                                   -----------------------------
                              Name: Michael A. Irwin
                              Title: Controller



                          EXHIBIT INDEX


Exhibit No.                Description                  Page No.

     16       Letter dated June 30, 1999 from Ernst
              & Young LLP re disclosure in Form 8-K
              dated June 30, 1999.





EXHIBIT 1 TO FORM 8-K

June 30, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

We have read Item 4 of Form 8-K dated June 30, 1999 of
Interactive Entertainment Limited and are in agreement with the statements contained in the first two paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                      /s/ Ernst & Young LLP